                                                                     Exhibit 4.2


                                                                  EXECUTION COPY


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                         Registration Rights Agreement

                           Date as of July 14, 1999


                                    between


                     GlobeNet Communications Group Limited


                                      and

                            TD Securities (USA) Inc.

                                      and

                     Credit Suisse First Boston Corporation


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



                         REGISTRATION RIGHTS AGREEMENT



          THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated

July 14, 1999 is made and entered into among GLOBENET COMMUNICATIONS GROUP LIMITED (the "Issuer"), a Bermuda company, TD SECURITIES (USA) INC. and CREDIT SUISSE FIRST BOSTON CORPORATION (collectively, the "Initial Purchasers").

          This Agreement is made pursuant to the Purchase Agreement dated July 8, 1999 between the Issuer and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Issuer to the Initial Purchasers of $300,000,000 aggregate principal amount of the Issuer's 13% Senior Notes due 2007 (the "Initial Notes"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuer has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

          In consideration of the foregoing, the parties hereto agree as follows:

          1.   Definitions.  As used in this Agreement, the following
               -----------
capitalized defined terms shall have the following meanings:

          "1933 Act" shall mean the Securities Act of 1933, as amended from time
           --------
     to time, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended
           --------
     from time to time, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          The term "broker-dealer" means any broker or dealer registered with
                    -------------
     the SEC under the 1934 Act.

          "Closing Time" shall mean the Closing Time as defined in the Purchase
           ------------
     Agreement.

          "Depositary" shall mean The Depository Trust Company, or any other
           ----------
     depositary appointed by the Issuer; provided, however, that such depositary
                                         --------  -------
     must have an address in the Borough of Manhattan in the City of New York.

          "Exchange Notes" shall mean the 13% Senior Notes due 2007 issued by
           --------------
     the Issuer under the Indenture containing terms identical to the Initial Notes (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Initial Notes or, if no such interest has been paid, from the date on which the Initial Notes were issued (ii) the transfer restrictions thereon pertaining to United States securities laws shall be eliminated and (iii) provisions relating to an increase in the stated rate of interest thereon shall be eliminated), to be offered to Holders of Registrable Notes in exchange for Initial Notes pursuant to the Exchange Offer.

          "Exchange Offer" shall mean the exchange offer by the Issuer of
           --------------
     Exchange Notes for Registrable Notes pursuant to Section 2(a) hereof.

          "Exchange Offer Registration" shall mean a registration under the 1933
           ---------------------------
     Act effected pursuant to Section 2(a) hereof.

          "Exchange Offer Registration Statement" shall mean an exchange offer
           -------------------------------------
     registration statement on Form F-4 (or, if applicable, on another appropriate form), and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Holders" shall mean the Initial Purchasers, for so long as they own
           -------
     any Registrable Notes, and each of their successors, assigns and direct and indirect transferees who become registered holders of Registrable Notes under the Indenture.

          "Indenture" shall mean the Indenture relating to the Initial Notes and
           ---------
     Exchange Notes dated as of July 14, 1999 between the Issuer and Bankers Trust Company, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

          "Initial Notes" shall have the meaning set forth in the preamble of
           -------------
     this Agreement.

          "Initial Purchasers" shall have the meaning set forth in the preamble
           ------------------
     of this Agreement.

          "Issuer" shall have the meaning set forth in the preamble of this
           ------
     Agreement and also includes the Issuer's successors.

          "Majority Holders" shall mean the Holders of a majority of the
           ----------------
     aggregate principal amount of outstanding Registrable Notes; provided that
                                                                  --------
     whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Issuer or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage or amount.

          "Managing Underwriters" means the investment banker or investment
           ---------------------
     bankers and manager or managers that shall administer an underwritten offering determined in accordance with Section 4 hereof.

          "Original Issue Date" shall mean the date on which the Initial Notes
           -------------------
     are issued under the Indenture.

          "Participating Broker-Dealer" shall have the meaning set forth in
           ---------------------------
     Section 3(f) hereof.

          "Person" shall mean an individual, partnership, corporation, limited
           ------
     liability company, trust, unincorporated organization or other legal entity or a government or agency or political subdivision thereof.

          "Prospectus" shall mean the prospectus included in a Registration
           ----------
     Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Notes covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

         "Purchase Agreement" shall have the meaning set forth in the preamble
          ------------------
     of this Agreement.

          "Registrable Notes" shall mean the Initial Notes; provided, however,
           -----------------                                --------  -------
     that the Initial Notes shall cease to be Registrable Notes when (i) a Registration Statement with respect to such Initial Notes shall have been declared effective under the 1933 Act and such Initial Notes shall have been disposed of pursuant to such Registration Statement, (ii) such Initial Notes may be distributed to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the 1933 Act,
     (iii) such Initial Notes shall have ceased to be outstanding, (iv) such Initial Notes have been exchanged by a person other than a broker-dealer for Exchange Notes upon consummation of the Exchange Offer or (v) following the exchange by a Participating Broker-Dealer in the Exchange Offer of an Initial Note for an Exchange Note, the date on which that Exchange Note is sold to a purchaser who receives from that Participating Broker-Dealer on or before the date of that sale a copy of the Prospectus.

          "Registration Expenses" shall mean any and all expenses incident to
           ---------------------
     performance of or compliance by the Issuer with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state or other securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of United States and local counsel for any underwriters or Holders in connection with state or other securities or blue sky qualification, if any, of any of the Exchange Notes or Registrable Notes), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates representing the Registrable Notes or Exchange Notes and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Notes on any securities exchange or exchanges, (vi) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vii) the fees and disbursements of counsel for the Issuer and of the independent public accountants of the Issuer, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (viii) the fees and expenses of a "qualified independent underwriter" if required by Schedule E of the By-Laws of the NASD in connection with the offering of the Registrable Notes, (ix) the fees and expenses of the Trustee, and any escrow agent or custodian, and
     (x) any fees and disbursements of the underwriters customarily required to be paid by issuers or sellers of securities (but excluding fees and disbursements of counsel for the Initial Purchasers in connection with the Exchange Offer Registration Statement, except to the extent such fees and disbursements are incurred at the request of the Issuer) and the reasonable fees and expenses of any special experts retained by the Issuer in connection with any Registration Statement, but excluding (except as otherwise provided herein) fees of United States counsel and Bermudian counsel, if any, to the underwriters or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Notes by a Holder.

          "Registration Statement" shall mean any registration statement of the
           ----------------------
     Issuer which covers any of the Exchange Notes or Registrable Notes pursuant to the provisions of this Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Rule 144" shall mean Rule 144 promulgated under the 1933 Act or any
           --------
     successor rule thereto.

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "Shelf Registration" shall mean a registration effected pursuant to
           ------------------
     Section 2(b) hereof.

          "Shelf Registration Statement" shall mean a "shelf" registration
           ----------------------------
     statement of the Issuer pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Notes on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Trustee" shall mean Bankers Trust Company or any other trustee with
           -------
     respect to the Initial Notes under the Indenture.

          2.   Registration Under the 1933 Act.  (a)  Exchange Offer
               -------------------------------        --------------
Registration.  To the extent not prohibited by any applicable law or applicable
------------
interpretation of the staff of the SEC, the Issuer shall use its reasonable best efforts to (A) file within 60 days after the Original Issue Date with the SEC an Exchange Offer Registration Statement covering the offer by the Issuer to the Holders to exchange all of the Registrable Notes for Exchange Notes, (B) cause such Exchange Offer Registration Statement to be declared effective by the SEC within 180 days after the Original Issue Date, (C) cause such Registration Statement to remain effective until the closing of the Exchange Offer and (D) consummate the Exchange Offer within 210 days after the Original Issue Date.
The Exchange Notes will be issued under the Indenture. Upon the effectiveness of the Exchange Offer Registration Statement, the Issuer shall promptly commence the Exchange Offer, it being the objective of such Exchange Offer to enable each eligible Holder (other than Participating Broker-Dealers) electing to exchange Registrable Notes for Exchange Notes to trade such Exchange Notes from and after their receipt without any limitations or restrictions under the 1933 Act.

          In connection with the Exchange Offer, the Issuer shall:

          (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

          (ii) keep the Exchange Offer open for not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

          (iii)  use the services of the Depositary for the Exchange Offer;

          (iv) permit Holders to withdraw tendered Registrable Notes at any time prior to 5:00 P.M. New York City time on the last business day on which the Exchange Offer shall remain open by sending to the institution specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Notes delivered for exchange, and a statement that such Holder is withdrawing its election to have such Notes exchanged; and

          (v) otherwise comply in all material respects with all applicable laws relating to the Exchange Offer.

          As soon as practicable after the close of the Exchange Offer, the Issuer shall:

          (i) accept for exchange Registrable Notes duly tendered and not validly withdrawn pursuant to the Exchange Offer in accordance with the terms of the Exchange Offer Registration Statement and the letter of transmittal which is an exhibit thereto;

          (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Notes so accepted for exchange by the Issuer; and

          (iii) cause the Trustee promptly to authenticate and deliver Exchange Notes to each Holder of Registrable Notes equal in principal amount to the principal amount of the Registrable Notes of such Holder so accepted for exchange.

          Interest on each Exchange Note will accrue from the last date on which interest was paid on the Registrable Notes surrendered in exchange therefor or, if no interest has been paid on such Registrable Notes, from the Original Issue Date. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer, or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC. Each Holder of Registrable Notes (other than Participating Broker-Dealers) who wishes to exchange such Registrable Notes for Exchange Notes in the Exchange Offer shall represent that (i) it is not an affiliate (as defined in Rule 405 under the 1933 Act) of the Issuer, (ii) any Exchange Notes to be received by it are being acquired in the ordinary course of business and (iii) at the time of the commencement, and at the consummation, of the Exchange Offer it has, and will have, no arrangement with any Person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Notes, and each such Holder shall have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of Form F-4 or another appropriate form under the 1933 Act available. Any Holder that does not or cannot make any of the foregoing representations, or that is otherwise prohibited by any law or policy of the SEC from participating in the Exchange Offer, shall not be eligible to participate in the Exchange Offer. To the extent permitted by law, the Issuer shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right to contact such Holders and otherwise facilitate the tender of Registrable Notes in the Exchange Offer.

          (b) Shelf Registration.  (i) If, because of any change in law or
              ------------------
applicable interpretations thereof by the Staff of the SEC, the Issuer is not permitted to effect the Exchange Offer as contemplated by Section 2(a) hereof, or (ii) if for any other reason the Exchange Offer is not consummated within 210 days after the Original Issue Date, or (iii) upon the request of an Initial Purchaser (with respect to any Registrable Notes which they acquired directly from the Issuer) if such Initial Purchaser holds Registrable Notes which it acquired directly from the Issuer, and if such Initial Purchaser is not permitted, in the opinion of counsel to such Initial Purchaser, pursuant to applicable law or interpretation of the staff of the SEC to participate in the Exchange Offer, the Issuer shall, at its cost,

          (A) as promptly as practicable, file with the SEC a Shelf
     Registration Statement relating to the offer and sale of the Registrable Notes by the Holders from time to time in accordance with the methods of distribution elected by the Majority Holders of such Registrable Notes and set forth in such Shelf Registration Statement, and use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the SEC by the 60th day after such filing. In the event that the Issuer is required to file a Shelf Registration Statement upon the request of an Initial Purchaser pursuant to clause (iii) above, the Issuer shall file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Notes and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Notes held by the Initial Purchasers after completion of the Exchange Offer; provided that, with respect to Exchange Notes received by the Initial Purchasers in exchange for any portion of an unsold allotment of Initial Notes, the Issuer may, if permitted by current interpretations by the staff of the SEC, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Regulation S-K Items 507 and/or 508, as applicable, in satisfaction of its obligations under this Section 2(b) with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by (for so long as such interpretation of the SEC shall continue to be effective) the provisions herein applicable to, a Shelf Registration Statement;

          (B) use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date the Shelf Registration Statement is declared effective by the SEC (or one year from the date the Shelf Registration Statement is declared effective if such Shelf Registration Statement is filed upon the request of an Initial Purchaser pursuant to clause (iii) above) or such shorter period which will terminate when (i) all of the Registrable Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, (ii) the date on which, in the opinion of counsel to the Issuer, all of the Registrable Notes then held by the Holders (which are not affiliates of Issuers) may be sold by such Holders in the public United States securities markets without registration under the 1933 Act pursuant to Rule 144(k) under the 1933 Act or any successor provision thereto or (iii) the date on which there ceases to be outstanding any Registrable Notes; and

          (C) notwithstanding any other provisions hereof, use its reasonable best efforts to ensure that (x) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto comply in all material respects with the 1933 Act and the rules and regulations thereunder, (y) any Shelf Registration Statement and any amendment thereto do not, upon effectiveness, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (z) any Prospectus forming part of any Shelf Registration Statement and any supplement to such Prospectus (as amended or supplemented from time to time) do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

          The Issuer further agrees, if necessary, to supplement or amend the Shelf Registration Statement if reasonably requested by the Majority Holders with respect to information relating to the Holders and otherwise as required by
Section 3(b) below, to use all reasonable efforts to cause any such amendment to become effective and such Shelf Registration to become usable as soon as thereafter practicable and to furnish to the Holders of Registrable Notes copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          (c)  Expenses. The Issuer shall be liable for and pay all Registration
               --------
Expenses in connection with the registration pursuant to Section 2(a) or 2(b) and (x) in the case of any Shelf Registration Statement (including any combined Registration Statement as contemplated in section 2(b)(A) hereof) will reimburse the Holders and the Initial Purchasers for the reasonable fees and disbursements of one firm or counsel designated in writing by the Majority Holders to act as counsel for the Holders of the Registrable Notes in connection therewith and (y) in the case of an Exchange Offer Registration Statement, will reimburse the Initial Purchasers for the reasonable fees and disbursements of one firm or counsel in connection therewith, to the extent such fees and disbursements are incurred at the request of the Issuer. Each Holder shall pay all expenses of its counsel other than as set forth in the preceding sentence, underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Notes pursuant to the Shelf Registration Statement.

          (d)  Effective Registration Statement.  (i)  The Issuer will be deemed
               --------------------------------
not to have used its reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if it voluntarily takes any action that would result in any such Registration Statement not being declared effective or in the Holders of Registrable Notes covered thereby not being able to exchange or offer and sell such Registrable Notes during that period unless (A) such action is required by applicable law or (B) such action is taken by the Issuer in good faith and for valid business reasons (not including avoidance of the Issuer's obligations hereunder), including the acquisition or divestiture of assets, so long as the Issuer promptly thereafter complies with the requirements of Section 3(k) hereof, if applicable.

          (ii) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared
                      --------  -------
effective, the offering of Registrable Notes pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have been effective during the period of such interference until the offering of Registrable Notes pursuant to such Registration Statement may legally resume.

          (e)  Increase in Interest Rate.  In the event that (i) the Exchange
               -------------------------
Offer Registration Statement is not filed with the SEC on or prior to the 60th day after the Original Issue Date, (ii) the Exchange Offer Registration Statement is not declared effective on or prior to the 180th day after the Original Issue Date, (iii) the Exchange Offer is not consummated on or prior to the 210th day after the Original Issue Date, (iv) a Shelf Registration Statement with respect to the Registrable Notes, if required, is not declared effective on or prior to the 60th day after it is required to be filed pursuant to Section 2(b) or (v) the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective but thereafter ceases to be effective (except pursuant to Section 2(d)(ii)) without being succeeded immediately by an additional registration statement filed and declared effective (each such event referred to in clauses (i) through (v) above, a "Registration Default"), the per annum interest rate borne by the Initial Notes shall be increased by an amount equal to one-half of one percent (0.5%) with respect to the first 90-day period following such Registration Default, payable in cash on each interest payment date, such interest rate to increase by an additional one-quarter of one percent (0.25%) for each subsequent 90-day period until such Registration Default has been cured. Notwithstanding the foregoing, the maximum aggregate increase from the original interest rate borne by the Initial Notes shall in no event exceed one percent (1.0%) per annum. Upon the cure of the Registration Default by (v) the filing of the Exchange Offer Registration Statement after the 60-day period described in clause (i) above, (w) the effectiveness of the Exchange Offer Registration Statement after the 180-day period described in clause (ii) above,
(x) the consummation of the Exchange Offer after the 210-day period described in clause (iii) above, (y) the effectiveness of a Shelf Registration Statement when required after the 60-day period described in clause (iv) above, or (z) the effectiveness of a succeeding registration statement described in clause (v) above, the interest rate borne by the Initial Notes from the date of such filing, effectiveness or consummation, as the case may be, will be reduced to the original interest rate borne by the Initial Notes if no other Registration Default exists; provided, however, that if, after any such reduction in interest rate, a different Registration Default occurs, the interest rate will again be increased pursuant to the foregoing provisions.

          (f)  Specific Enforcement.  Without limiting the remedies available to
               --------------------
the Initial Purchasers and the Holders, the Issuer acknowledges that any failure by the Issuer to comply with its obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuer's obligations under
Section 2(a) and Section 2(b) hereof.

          3.   Registration Procedures.  In connection with the obligations of
               -----------------------
the Issuer with respect to the Registration Statements pursuant to Sections 2(a) and 2(b) hereof, the Issuer shall:

          (a) prepare and file with the SEC a Registration Statement, within the time period specified in Section 2 hereof, on the appropriate form under the 1933 Act, which (i) shall be selected by the Issuer, (ii) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Notes by the selling Holders thereof and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

          (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary under applicable law to keep such Registration Statement effective for the applicable period; cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act; and comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

          (c) in the case of a Shelf Registration, (i) notify each Holder of Registrable Notes, at least ten days prior to filing, that a Shelf Registration Statement with respect to the Registrable Notes is being filed and advising such Holders that the distribution of Registrable Notes (or an amendment thereto) will be made in accordance with the method elected by the Majority Holders and designated by the Majority Holders in a notice given by them to the Issuer; and (ii) furnish to each Holder of Registrable Notes, to counsel for the Initial Purchasers, to counsel for the Holders and to each underwriter of an underwritten offering of Registrable Notes, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder, counsel or underwriter may reasonably request, including, if such Holder, counsel or underwriter so requests, financial statements and schedules and, if the Holder so requests, all exhibits (including those incorporated by reference) in order to facilitate the public sale or other disposition of the Registrable Notes pursuant to the Shelf Registration Statement; and (iii) subject to the last paragraph of this Section 3, consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Notes covered by the Shelf Registration Statement in connection with the offering and sale of the Registrable Notes covered by the Prospectus or any amendment or supplement thereto;

          (d) use its reasonable best efforts to register or qualify the Registrable Notes under all applicable state securities or "blue sky" laws of such jurisdictions as the Majority Holders of Registrable Notes covered by a Registration Statement or, in the case of an underwritten offering of Registrable Notes, the Managing Underwriter of such underwritten offering, if any, shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with the Holders in connection with any filings required to be made with the NASD, keep each such registration or qualification effective during the period such Registration Statement is required to be effective and do any and all other acts and things requested in writing by such Majority Holders or Managing Underwriters which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Notes owned by such Holder; provided, however, that the
                                                     --------  -------
     Issuer shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d) or (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction if it is not then so subject;

          (e) in the case of a Shelf Registration, notify each Holder of Registrable Notes and counsel for the Initial Purchasers promptly and, if requested by such Holder or counsel, confirm such advice in writing promptly (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective,
     (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, during the period a Registration Statement is effective, the representations and warranties of the Issuer contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the Registrable Notes cease to be true and correct in all material respects, (v) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event or the discovery of any facts during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration

     Statement or Prospectus in order to make the statements therein not misleading and (vii) of any determination by the Issuer that a post-effective amendment to a Registration Statement would be appropriate;

          (f) (A) in the case of the Exchange Offer, (i) include in the Exchange Offer Registration Statement a "Plan of Distribution" section covering the use of the Prospectus included in the Exchange Offer Registration Statement by broker-dealers who have exchanged their Registrable Notes for Exchange Notes for the resale of such Exchange Notes,
     (ii) furnish to each broker-dealer who desires to participate in the Exchange Offer, without charge, as many copies of each Prospectus included in the Exchange Offer Registration Statement, including any preliminary prospectus, and any amendment or supplement thereto, as such broker-dealer may reasonably request, (iii) include in the Exchange Offer Registration Statement a statement to the effect that any broker-dealer which holds Registrable Notes acquired for its own account as a result of market-making activities or other trading activities (a "Participating Broker-Dealer") and who receives Exchange Notes for Registrable Notes pursuant to the Exchange Offer may be a statutory underwriter and must deliver a Prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes, (iv) subject to the last paragraph of this Section 3, hereby consent to the use of the Prospectus forming part of the Exchange Offer Registration Statement or any amendment or supplement thereto by any broker-dealer whose market-making activities were done with the Issuer's prior consent in connection with the sale or transfer of the Exchange Notes covered by the Prospectus or any amendment or supplement thereto in accordance with the 1933 Act, and (v) include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer the following provision:

          "If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer, the undersigned represents that it will receive Exchange Notes for its own account in exchange for Registrable Notes, it represents that the Registrable Notes to be exchanged for Exchange Notes were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a Prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act";

     and (y) a statement to the effect that by making the acknowledgment described in subclause (x) and by delivering a Prospectus in connection with the exchange of Registrable Notes, the broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the 1933 Act;

          (B) to the extent any Participating Broker-Dealer participates in the Exchange Offer, the Issuer shall use its reasonable best efforts to cause to be delivered at the request of an entity representing the Participating Broker-Dealers (which entity shall be the TD Securities (USA) Inc., unless it elects not to act as such representative) only one, if any, "cold comfort" letter with respect to the Prospectus in the form existing on the last date for which exchanges are accepted pursuant to the Exchange Offer and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (C) below; and

          (C) to the extent any Participating Broker-Dealer who became such as a result of market-making activities or other trading activities done with the Issuer's prior consent participates in the Exchange Offer, the Issuer shall use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective for a period of 150 days following the closing of the Exchange Offer or such shorter period that will terminate when such Participating Broker-Dealers have completed all resales subject to applicable prospectus delivery requirements; provided, however, that the Issuer shall not be required to maintain the effectiveness of the Exchange Offer Registration Statement for more than 90 days following the consummation of the Exchange Offer unless the Issuer has been notified in writing on or prior to the 90/th/ day following the consummation of the Exchange Offer by such Participating Broker-Dealer that it has received Exchange Notes as to which it will be required to deliver a prospectus upon resale; and

          (D) the Issuer shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement as would otherwise be contemplated by Section 3(b) hereof, or take any other action as a result of this Section 3(f), for a period exceeding the period for which the Issuer is required to use its reasonable best efforts to maintain the effectiveness of the Exchange Offer Registration Statement pursuant to
     Section 3(f)(C) above and Participating Broker-Dealers shall not be authorized by the Issuer to, and shall not, deliver such Prospectus after such period in connection with resales contemplated by this Section 3.

          (g) (i) in the case of an Exchange Offer, furnish counsel for the Initial Purchasers and, (ii) in the case of a Shelf Registration, furnish counsel for the Holders of Registrable Notes, with copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

          (h) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable and provide immediate notice to each Holder of the withdrawal of any such order;

          (i) in the case of a Shelf Registration, furnish to each Holder of Registrable Notes included within the coverage of such Shelf Registration, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (j) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Notes to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold and not bearing any restrictive legends; and cause such Registrable Notes to be in such denominations (consistent with the provisions of the Indenture) in a form eligible for deposit with the Depositary and registered in such names as the selling Holders or the underwriters, if any, may reasonably request in writing at least two business days prior to the closing of any sale of such Registrable Notes pursuant to such Shelf Registration Statement;

          (k) in the case of a Shelf Registration, upon the occurrence of any event or the discovery of any facts, each as contemplated by Section 3(e)(vi) hereof, use its reasonable best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Issuer agrees to notify each Holder to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and each Holder hereby agrees to suspend use of the Prospectus until the Issuer has amended or supplemented the Prospectus to correct such misstatement or omission. At such time as such public disclosure is otherwise made or the Issuer determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Issuer agrees promptly to notify each Holder of such determination and to furnish each Holder such numbers of copies of the Prospectus, as amended or supplemented, as such Holder may reasonably request;

          (l) obtain a CUSIP number for all Exchange Notes, or Registrable Notes, as the case may be, not later than the effective date of a Registration Statement, and provide the Trustee with printed certificates for the Exchange Notes or the Registrable Notes, as the case may be, in a form eligible for deposit with the Depositary;

          (m) (i) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), in connection with the registration of the Exchange Notes, or Registrable Notes, as the case may be, (ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

          (n) in the case of a Shelf Registration, enter into agreements (including underwriting agreements) and take all other customary and appropriate actions (including those reasonably requested in writing by the Majority Holders) in order to expedite or facilitate the disposition of such Registrable Notes and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

               (i) make such representations and warranties to the Holders of such Registrable Notes and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested in writing by them;

               (ii) obtain opinions of counsel to the Issuer and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any, and the Holders of a majority in principal amount of the Registrable Notes being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

               (iii) obtain "cold comfort" letters and updates thereof from the Issuer's independent certified public accountants addressed to the underwriters, if any, and will use reasonable best efforts to have such letters addressed to the selling Holders of Registrable Notes, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

               (iv) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Registrable Notes, which agreement shall be in form, substance and scope customary for similar offerings;

               (v) if an underwriting agreement is entered into in the case of an underwritten offering, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 5 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section; and

               (vi) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings.

     The items set forth above in this Section 3(n) shall be done at (i) the effectiveness of such Registration Statement (and, if appropriate, each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder. In the case of any underwritten offering, the Issuer shall provide written notice to the Holders of all Registrable Notes of such underwritten offering at least 30 days prior to the filing of a prospectus supplement for such underwritten offering. Such notice shall (x) offer each such Holder the right to participate in such underwritten offering, (y) specify a date, which shall be no earlier than 10 days following the date of such notice, by which such Holder must inform the Issuer of its intent to participate in such underwritten offering and (z) include the instructions such Holder must follow in order to participate in such underwritten offering;

          (o) in the case of a Shelf Registration, make available for inspection by representatives of the Holders of the Registrable Notes and any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any U.S. counsel or accountant retained by such Holders or underwriters, all pertinent financial and other records, pertinent corporate documents and properties of the Issuer reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Issuer to supply all information reasonably requested by any such representative, underwriter, special counsel or accountant in connection with a Registration Statement; provided that any such records, documents, properties and such information
     --------
     that is designated in writing by the Issuer, in good faith, as confidential ("Confidential Information") at the time of delivery of such Confidential Information shall not be made available for inspection unless and until such representative, underwriter, special counsel or accountant signs a confidentiality agreement reasonably satisfactory to the Issuer pursuant to which the Confidential Information will be kept confidential by any such representative, underwriter, special counsel or accountant and shall be used only in connection with such Registration Statement, unless disclosure thereof is made in connection with a court proceeding or required by law, or such information has become available (not in violation of this agreement) to the public generally or through a third party without an accompanying obligation of confidentiality;

          (p) (i) a reasonable time prior to the filing of any Exchange Offer Registration Statement, any Prospectus forming a part thereof, any amendment to an Exchange Offer Registration Statement or amendment or supplement to a Prospectus, provide a copy of such document to the Initial Purchasers, and make such changes in any such document prior to the filing thereof as the Initial Purchasers or their counsel may reasonably request;
     (ii) in the case of a Shelf Registration, a reasonable time prior to filing any Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Registrable Notes, to the Initial Purchasers, to counsel on behalf of the Holders and to the underwriter or underwriters of an underwritten offering of Registrable Notes, if any, and make such changes in any such document prior to the filing thereof as the Holders of Registrable Notes, the Initial Purchasers on behalf of such Holders, the Initial Purchasers' counsel and any underwriter may reasonably request; and
     (iii) cause the representatives of the Issuer to be available for discussion of such document as shall be reasonably requested by the Holders of Registrable Notes, the Initial Purchasers on behalf of such Holders or any underwriter and shall not at any time make any filing of any such document of which such Holders, the Initial Purchasers on behalf of such Holders, the Initial Purchasers' counsel or any underwriter shall not have previously been advised and furnished a copy or to which such Holders, the Initial Purchasers on behalf of such Holders, the Initial Purchasers' counsel or any underwriter shall reasonably object in writing;

          (q) in the case of a Shelf Registration, use its reasonable best efforts to cause all Registrable Notes to be listed on any securities exchange on which similar debt securities issued by the Issuer are then listed if requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Notes, if any;

          (r) in the case of a Shelf Registration, use its reasonable best efforts to cause the Registrable Notes to be rated with the appropriate rating agencies, if so requested by the Majority Holders or by the underwriter or underwriters of an underwritten offering of Registrable Notes, if any, unless the Registrable Notes are already so rated;

          (s) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and

          (t) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter and its U.S. counsel.

          In the case of a Shelf Registration Statement, the Issuer may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Registrable Notes to furnish to the Issuer, within 20 days after the Issuer has requested such information, such information regarding such

Holder and the proposed distribution by such Holder of such Registrable Notes as the Issuer may from time to time reasonably request in writing.

          In the case of a Shelf Registration Statement, each Holder agrees (a) to furnish the information requested to be furnished pursuant to the immediately preceding sentence within the time period specified therein and (b) that, upon receipt of any notice from the Issuer of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(ii)-(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Notes pursuant to a Registration Statement, and will not deliver any Prospectus forming a part thereof, until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof or written notice from the Issuer that the use of the Prospectus may be resumed, and, if so directed by the Issuer, such Holder will deliver to the Issuer (at the Issuer's expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Notes current at the time of receipt of such notice. If the Issuer shall give any such notice to suspend the disposition of Registrable Notes pursuant to a Shelf Registration Statement as a result of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(vi) hereof, the Issuer shall be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during such period of suspension provided that the Issuer shall use its reasonable best efforts to file and have declared effective (if an amendment) as soon as practicable an amendment or supplement to the Shelf Registration Statement and shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions or written notice from the Issuer that the use of the Prospectus may be resumed.

          4.   Underwritten Registrations.  If any of the Registrable Notes
               --------------------------
covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Majority Holders of such Registrable Notes included in such offering and shall be reasonably acceptable to the Issuer.

          No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          5.   Indemnification and Contribution.  (a)  In connection with any
               --------------------------------
Exchange Offer Registration Statement or Shelf Registration Statement, the Issuer shall indemnify and hold harmless the Initial Purchasers, each Holder covered by such Registration Statement, including Participating Broker-Dealers, each underwriter who participates in an offering of Registrable Notes, their respective affiliates, and their respective directors, officers, employees, agents and each Person, if any, who controls any of such parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Notes or Registrable Notes were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section
                                           --------
     5(d) below) any such settlement is effected with the written consent of the Issuer; and

          (iii) against any and all expenses whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any court or governmental agency or body, commenced or threatened in connection with, or any claim whatsoever based upon, any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 5(a);

provided, however, that this indemnity does not apply to any loss, liability,
--------  -------
claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuer by the Initial Purchasers, any Holder, including Participating Broker-Dealers, or any underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which the Issuer may otherwise have;

          (b) In the case of a Shelf Registration, each Holder agrees, severally and not jointly, to indemnify and hold harmless the Issuer, the Initial Purchasers, each underwriter who participates in an offering of Registrable Notes and the other selling Holders and each of their respective directors and officers (including each officer of the Issuer who signed the Registration Statement) and each Person, if any, who controls the Issuer, the Initial Purchasers, any underwriter or any other selling Holder within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Issuer by or on behalf of such Holder, as the case may be, expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Registrable Notes pursuant to such Shelf Registration Statement;

          (c) Each indemnified party under this Section 5 shall give notice in writing as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it did not otherwise learn of such action and is not materially prejudiced as a result of such failure, and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except asset forth below); provided, however, that such counsel
                                            --------  -------
shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereof), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel and the indemnifying party is obligated to reimburse the indemnified party under the foregoing provisions of this Section 5, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 5(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (e) If the indemnification provided for in any of the indemnity provisions set forth in this Section 5 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand, the Initial Purchasers on another hand, and the Holders on another hand, from the offering of the Exchange Notes or Registrable Notes included in such offering or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand, the Initial Purchasers on another hand, and the Holders on another hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative fault of the Issuer, the Initial Purchasers, and the Holders, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer, the Initial Purchasers or the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer, the Initial Purchasers and the Holders of the Registrable Notes agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by another method of allocation which does not take account of the equitable considerations referred to above in this Section 5. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by an governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each Person, if any, who controls each Initial Purchaser or a Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser or such Holder, and each director of the Issuer, each officer of the Issuer who signed the Registration Statement, and each Person, if any, who controls the Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Issuer. The parties hereto agree that any underwriting discount or commission or reimbursement of fees paid to the Initial Purchasers pursuant to the Purchase Agreement shall not be deemed to be a benefit received by the Initial Purchasers in connection with the offering of the Exchange Notes or Registrable Notes included in such offering.

          6.   Miscellaneous.  (a)  Rule 144 and Rule 144A.  The Issuer
               -------------        ----------------------
covenants that it will (i) furnish to the Holders of Registrable Notes the information and reports required to be furnished by Section 1008 of the Indenture, (ii) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the 1933 Act, and (iii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Notes without registration under the 1933 Act within the limitation of the exemptions provided by (x) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (y) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (z) any similar rules or regulations hereafter adopted by the SEC. Upon the written request of any Holder of Registrable Notes, the Issuer will deliver to such Holder a written statement as to whether it has complied with such requirements.

          (b) No Inconsistent Agreements.  The Issuer has not entered into and
              --------------------------
the Issuer on or after the date of this Agreement will not enter into any agreement which is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuer's other issued and outstanding securities under any such agreements.

          (c) Amendments and Waivers.  The provisions of this Agreement,
              ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuer has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Notes affected by such amendment, modification, supplement, waiver or departure; provided, however, that no amendment, modification, supplement or
              --------  -------
waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Notes unless consented to in writing by such Holder.

          (d) Notices.  All notices and other communications provided for or
              -------
permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any air courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Issuer by means of a notice given in accordance with the provisions of this
Section 6(d), which address initially is, with respect to the Initial Purchasers, the addresses set forth in the Purchase Agreement; and (ii) if to the Issuer, initially at the Issuer's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(d).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; at the time received, if mailed or sent by air courier; when answered back, if telexed; and when receipt is acknowledged, by recipient's telecopy operator, if telecopied.

          Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

          (e) Successors and Assigns.  This Agreement shall inure to the benefit
              ----------------------
of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to
                                --------
permit any assignment, transfer or other disposition of Registrable Notes in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Notes, in any manner, whether by operation of law or otherwise, such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

          (f) Third Party Beneficiary.  Each Initial Purchaser shall be a third
              -----------------------
party beneficiary to the agreements made hereunder between the Issuer, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (g) Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) Headings.  The headings in this Agreement are for convenience of
              --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (i) GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
              -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (j) Severability.  In the event that any one or more of the provisions
              ------------
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (k) Agent for Service; Submission to Jurisdiction; Waiver of
              --------------------------------------------------------
Immunities.  By the execution and delivery of this Agreement, the Issuer (i)
----------
irrevocably designates and appoints CT Corporation System (or any successor) (together with any successor, the "Agent for Service"), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement or the transactions, that may be instituted in any federal or state court in the State of New York, or brought under United States federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon the Agent for Service (or any successor) and written notice of said service to the Issuer, shall be deemed in every respect effective service of process upon the Issuer in any such suit or proceeding. The Issuer further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect so long as any of the Initial Notes or Exchange Notes shall be outstanding.

          To the extent that the Issuer has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

          (l) Judgment Currency.  In respect of any judgment or order give or
              -----------------
made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than U.S. dollars, the Issuer will indemnify each Initial Purchaser, each Holder and any underwriter against any loss incurred by each Initial Purchaser, such Holder or such underwriter as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which such Initial Purchaser, such Holder or such underwriter is able to purchase U.S. dollars with the amount of judgment currency actually received by such Initial Purchaser, such Holder or such underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Issuer and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into U.S. dollars.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                          GLOBENET COMMUNICATIONS GROUP LIMITED


                                               /s/ Lin Gentemann
                                          By:  ____________________________
                                               Name:  Lin Gentemann
                                               Title: Vice President and
                                                       Secretary


Agreed and accepted as of
 the date first above
 written:


TD SECURITIES (USA) INC.


     /s/ Rod F. Ashtaryeh
By:  __________________________
     Name:  Rod F. Ashtaryeh
     Title: Managing Director


CREDIT SUISSE FIRST BOSTON CORPORATION


     /s/ Malcolm Price
By:  __________________________
     Name:  Malcolm Price
     Title: Managing Director